Exhibit 99.1

ABIOMED ANNOUNCES RECORD FOURTH QUARTER REVENUE OF $37.3 MILLION, UP 31% AND ACHIEVES PROFITABILITY FOR FULL FISCAL YEAR

•	Worldwide Impella® Fourth Quarter Revenue Grows 43% Based on Record Utilization

DANVERS, Mass. — May 16, 2012 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported fourth quarter fiscal 2012 revenue of $37.3 million, up 31% compared to revenue of $28.5 million in the same period of fiscal 2011, and GAAP net income of $2.6 million or $0.06 per diluted share compared to GAAP net loss of $1.8 million or a loss of $0.05 per basic and diluted share in the prior year. For the full fiscal year, total revenue was $126.4 million, up 25% compared to revenue of $101.2 million in the prior fiscal year and GAAP net income was $1.5 million or $0.04 per diluted share compared to GAAP net loss of $11.8 million or a loss of $0.32 per basic and diluted share in the prior year.

Financial and operating highlights during the fourth quarter of fiscal 2012 include:

•

Fiscal fourth quarter worldwide Impella revenue totaled $32.3 million, up 43% compared to revenue of $22.6 million during the same period of the prior year. U.S. Impella revenue grew 44% to $29.9 million.

•	Full year worldwide Impella revenue totaled $106.9 million, up 37% compared to revenue of $78.2 million during the same period of the prior year. U.S. Impella revenue grew 37% to $99.1 million.

•	As targeted, an additional 26 hospitals purchased Impella 2.5 during the quarter, bringing the total to 631 customer sites.

•	Gross margin rate for the fourth quarter FY 2012 was 81.8% compared to 79.5% in the prior year. For the full fiscal year, gross margin rate was 80.6% compared to 78.3% in the prior year.

•

Non-GAAP net income for the fourth fiscal quarter, which is described later in this press release, was $5.3 million or $0.13 per diluted share compared to $0.6 million or $0.01 per diluted share in the prior year. For the full fiscal year, non-GAAP net income was $12.1 million or $0.30 per diluted share compared to a non-GAAP net loss of $2.1 or a loss of $0.06 per share in the prior year.

•	Cash, cash equivalents and short-term marketable securities totaled $77.2 million as of March 31, 2012, an increase of $7.6 million from December 31, 2011; the company continues to have no debt.

•

Abiomed announced in April the successful first human use outside the U.S. of the Impella cVADTM device, a new percutaneous Impella heart pump that provides peak flow of approximately four liters of blood per minute.[1]

•	Abiomed also announced in April that it received CE Marking approval in the European Union to market the Impella cVAD device.[1]

•

At the American College of Cardiology Scientific Sessions in March, there were multiple presentations on the Impella platform, including first-in-man experience outside the U.S. with the Impella RP, a new percutaneous heart pump designed to treat right-sided heart failure.[1]

•

The fourth quarter fiscal 2012 represented the first full quarter after the November 2011 release of the ACCF/AHA/SCAI 2011 Guidelines for Percutaneous Coronary Intervention (PCI), which incorporated Impella support for both the emergent and prophylactic settings.

“We are happy to report the best quarter and year in company history, in terms of number of patients supported, revenue growth, and profitability,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “Abiomed is highly motivated to help thousands of patients and create significant shareholder value.”

Based on current expectations and consistent with Abiomed’s seasonal utilization, the company anticipates fiscal year 2013 revenues to increase by 20% to 24% and to be in the range of $152 million to $157 million. Worldwide Impella revenues are forecasted to increase by approximately 30%.

The company will host a conference call to discuss the fourth quarter and full fiscal year 2012 results on Wednesday, May 16, 2012, at 8:00 a.m. ET with Michael R. Minogue, Chairman, President and Chief Executive Officer; Robert L. Bowen, Vice President and Chief Financial Officer; and Susan V. Lisa, Senior Director of Investor Relations and Corporate Development.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11:00 a.m. ET on May 16, 2012 through 11:59 p.m. ET on May 23, 2012. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 47634386.

1The Impella cVAD and the Impella RP are not currently cleared for sale or use in the United States.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Susie Lisa, CFA

Senior Director, Investor Relations and Corporate Development

978-646-1590

slisa@abiomed.com

Aimee Maillett

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	March 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$5,990	$5,831
Short-term marketable securities	71,233	54,481
Accounts receivable, net	20,458	15,376
Inventories	11,142	7,505
Prepaid expenses and other current assets	1,716	1,544

Total current assets	110,539	84,737
Property and equipment, net	6,378	6,273
Intangible assets, net	115	1,632
Goodwill	36,846	38,946
Other long-term assets	33	—

Total assets	$153,911	$131,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,910	$6,283
Accrued expenses	12,480	14,078
Deferred revenue	3,025	1,982

Total current liabilities	22,415	22,343
Long-term deferred tax liability	4,799	4,010
Other long-term liabilities	400	492

Total liabilities	27,614	26,845

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	393	377
Authorized - 100,000,000 shares; Issued - 39,323,708 shares at March 31, 2012 and 37,756,719 shares at March 31, 2011;
Outstanding - 39,272,754 shares at March 31, 2012 and 37,705,765 shares at March 31, 2011
Additional paid-in-capital	401,771	379,218
Accumulated deficit	(273,275)	(274,770)
Treasury stock at cost - 50,954 shares	(827)	(827)
Accumulated other comprehensive (loss) income	(1,765)	745

Total stockholders’ equity	126,297	104,743

Total liabilities and stockholders’ equity	$153,911	$131,588

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended March 31,		Year Ended March 31,
	2012	2011	2012	2011
Revenue:
Product	$37,237	$28,103	$125,286	$99,837
Funded research and development	107	426	1,089	1,314

Total Revenue	37,344	28,529	126,375	101,151

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	6,786	5,848	24,507	21,977
Research and development	7,236	6,843	27,159	26,677
Selling, general and administrative	20,028	16,888	71,711	62,287
Amortization of intangible assets	352	361	1,478	1,395

	34,402	29,940	124,855	112,336

Income (loss) from operations	2,942	(1,411)	1,520	(11,185)

Other income (expense):
Investment income (expense), net	1	8	(3)	9
Gain on sale of WorldHeart stock	—	—	—	456
Gain on settlement of investment	—	—	1,017	—
Other (expense) income, net	(15)	(126)	9	(143)

	(14)	(118)	1,023	322

Income (loss) before provision for income taxes	2,928	(1,529)	2,543	(10,863)
Income tax provision	361	243	1,048	892

Net income (loss)	$2,567	$(1,772)	$1,495	$(11,755)

Basic net income (loss) per share	$0.07	$(0.05)	$0.04	$(0.32)
Basic weighted average shares outstanding	38,840	37,231	38,374	37,167

Diluted net income (loss) per share	$0.06	$(0.05)	$0.04	$(0.32)
Diluted weighted average shares outstanding	41,251	37,231	40,172	37,167

Abiomed, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(in thousands, except for per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2012	2011	2012	2011
Net income (loss) on a GAAP basis	$2,567	$(1,772)	$1,495	$(11,755)
Share-based compensation expense:
- Cost of product revenue	66	51	282	214
- Research & development	450	252	1,719	1,001
- Selling, general and administrative	1,353	1,100	5,772	4,206
Athlone lease exit charge
- Selling, general and administrative	—	—	—	791
Amortization of intangible assets	352	361	1,478	1,395
Depreciation	530	579	2,337	2,553
Gain on investment
- Other income (expense)	—	—	(1,017)	—
Sale of World Heart Stock
- Other income (expense)	—	—	—	(456)
Income tax effect of non-GAAP adjustments	—	—	—	—

Net income (loss) on a non-GAAP basis	$5,318	$571	$12,066	$(2,051)

Net Income (Loss) Per Share Reconciliation (in thousands, except for per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2012	2011	2012	2011
Net income (loss) per diluted share on a GAAP basis	$0.06	$(0.05)	$0.04	$(0.32)
Share-based compensation expense:
- Cost of product revenue	0.01	—	0.01	0.01
- Research & development	0.01	0.01	0.04	0.03
- Selling, general and administrative	0.03	0.03	0.14	0.11
Athlone fair value charge - Selling, general and administrative	—	—	—	0.02
Amortization of intangible assets	0.01	0.01	0.04	0.04
Depreciation	0.01	0.01	0.06	0.06
Gain on investment
- Other income (expense)	—	—	(0.03)	—
Sale of World Heart Stock
- Other income (expense)	—	—	—	(0.01)
Income tax effect of non-GAAP adjustments	—	—	—	—

Net income (loss) per diluted share on a non-GAAP basis	$0.13	$0.01	$0.30	$(0.06)
Shares used in calculation of net income (loss) per	41,251	38,323	40,172	37,167
diluted share on a non-GAAP basis